Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER OF AVIAT NETWORKS, INC.
PURSUANT TO TITLE 18 OF THE UNITED STATES CODE SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of Aviat Networks, Inc. (“Aviat Networks”) for the fiscal quarter ended December 28, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael A. Pangia, President and Chief Executive Officer of Aviat Networks, and Walter Stanley Gallagher, Jr., Senior Vice President and Chief Operating Officer, Principal Financial Officer of Aviat Networks, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aviat Networks as of the dates and for the periods expressed in the Report.

Date:	February 11, 2019	/s/ Michael A. Pangia
Name: Michael A. Pangia
Title: President and Chief Executive Officer

Date:	February 11, 2019	/s/ Walter Stanley Gallagher, Jr.
Name: Walter Stanley Gallagher, Jr.
Title: Senior Vice President and Chief Operating Officer, Principal Financial Officer